EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14706, 33-32622, 33-32623, 33-39187, 33-39204, 33-40795, 33-52617, 33-56639, 33-56641, 33-57763, 33-62138, 33-62140, 33-65401, 33-65403, 333-05743, 333-05745, 333-18283, 333-18339, 333-38786, 333-38820, 333-42471, 333-42573, 333-42343, 333-42269, 333-50068, 333-50094, 333-66038, 333-66042, 333-68193, 333-68135, 333-68273, 333-75694, 333-79793, 333-79829, 333-88001, 333-91173, 333-91151, 333-91167, 333-98737, 333-125044, 333-151015, 333-196291, and 333-231788) of Robert Half International Inc., of our report dated February 14, 2022, relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 14, 2022